UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2013

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

1-10709	95-4300881
(Commission File Number)	(I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California	91201-2397
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Conditions

On May 6, 2013, PS Business Parks reported its results of operations and financial condition for the quarter ended March 31, 2013. The full text of the press release is furnished as exhibit 99.1 to this Current Report on Form 8-K. The information in Item 2.02 and Exhibit 99.1 are being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) The Company’s annual meeting of shareholders was held on May 6, 2013.

(b) The three matters considered for a vote are described in detail in the Company’s proxy statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on April 5, 2013. The final results for the votes for each proposal are set forth below.

1. The shareholders elected eight directors to the Board of Directors to hold office until the 2014 Annual Meeting or until their successors are duly qualified and elected. The votes for each nominee were as follows:

Name	Votes For	Withheld	Broker Non-Votes
Ronald L. Havner, Jr.	23,133,746	115,908	389,181
Joseph D. Russell, Jr.	23,209,887	39,768	389,181
Jennifer Holden Dunbar	23,008,970	240,685	389,181
James H. Kropp	22,913,238	336,417	389,181
Sara Grootwassink Lewis	23,225,013	24,642	389,181
Michael V. McGee	23,008,471	241,184	389,181
Gary E. Pruitt	22,989,341	260,314	389,181
Peter Schultz	22,216,813	32,482	389,181

2. The shareholders ratified the appointment of Ernst & Young LLP as PS Business Parks’ independent registered public accounting firm for the fiscal year ended December 31, 2013 as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
23,576,335	59,608	2,892	0

3. The shareholders approved the advisory vote on executive compensation as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
22,986,997	253,428	9,229	389,181

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1:    Press release dated May 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 6, 2013

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	PS Business Parks, Inc. Earnings Press Release dated May 6, 2013.